EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement Amendment No. 2 on Form S-4 of Residential Capital Corporation (File 333-126640) of our report dated June 2, 2005 relating to the financial statements and financial statement schedules of Residential Capital Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York

September 20, 2005